AGREEMENT dated as of December 9, 1997 by and among Melvyn Knigin, an individual residing at 400 17th Street, Norwood, New Jersey 07648 ("Knigin"), Saul Pomerantz, an individual residing at 515 East 79th Street, Apt. 21F, New York, New York 10021 ("Pomerantz"), Thomas Rende, an individual residing at 432 China Road, Sayville, New York 11782 ("Rende"), Gary W. Krat, an individual residing at 985 Fifth Avenue, Apt. 2A, New York, New York 10021 ("Krat"), Joel
M. Simon, an individual residing at 35 Midwood Cross, Roslyn, New York 11576 ("Simon") on behalf of himself and the individuals listed in Schedule 1 annexed hereto and made a part hereof, Jill Salberg, an individual residing at 7 McClellan Place, Chappaqua, New York 10514 ("Salberg") and Movie Star, Inc., a New York corporation having an office at 136 Madison Avenue, New York, New York 10016 (the "Company") (Knigin, Pomerantz, Rende, Krat, Simon, the individuals listed in Schedule 1 and Salberg are hereinafter sometimes referred to individually as an "Affiliate" and collectively as the "Affiliates").

                                    RECITALS

     A. Knigin and Pomerantz are officers, directors and employees of the Company, Rende is an employee of the Company, Krat and Simon are directors of the Company, the individuals listed in Schedule 1 are relatives of Simon and Salberg is the wife of Michael A. Salberg who is a member of the law firm which acts as general counsel to the Company. The Affiliates have acquired an aggregate of $278,500 in principal amount (the "Affiliates' Aggregate Amount") of the Company's 8% Convertible Senior Notes, which are convertible into an aggregate of 742,667 shares of the Company's common stock , par value $.01 (the "Notes").

     B. The Affiliates have agreed to certain limitations on their rights to (i) sell the Notes; (ii) convert the Notes to common stock; and (iii) sell the common stock after conversion of the Notes, all as hereinafter more fully set forth.


     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, the parties hereto agree as follows:

     1.   The Affiliates, jointly and severally, agree that

          (a) they (i) will not sell all or any portion of the Notes or the underlying shares of common stock in any manner other than as provided in this Agreement; and (ii) will convert all of the Notes into shares of common stock on or before midnight Eastern Time on March 31, 1999 (the "Mandatory Conversion Date"). Nothing herein shall, in any way, restrict or prohibit an Affiliate from converting all or any portion of the Notes into shares of common stock at any time prior to the Mandatory Conversion Date. The shares of common stock into which the Notes are convertible are hereinafter called, the "Underlying Shares";

          (b) If an Affiliate desires to sell all or any portion of the Notes, such Affiliate shall first offer to sell such Notes to the other Affiliates, in the first instance, and any Notes not purchased by the other Affiliates shall be offered to the Company. The offer by a selling Affiliate to the other Affiliates and the Company shall be made in writing setting forth the aggregate principal amount of the Notes being offered and the price at which the selling Affiliate wishes to sell the Notes (a "Transfer Notice"). Upon receipt of a Transfer Notice, the other Affiliates shall have the right to purchase the offered Notes for the price set forth in the Transfer Notice in proportion to their respective ownership of the Affiliates' Aggregate Amount. Any offered Notes not purchased by one or more of the other Affiliates may be purchased by the remaining Affiliates and any offered Notes not purchased by the remaining Affiliates may be purchased by the Company. If the other Affiliates and the Company do not purchase all of the offered Notes, the selling Affiliate shall continue to hold the Notes subject to and in accordance with this Agreement. Any purchase of the offered Notes by the other Affiliates or the Company shall be completed within ten business days after the receipt of the Transfer Notice.

     2. (a) During the period commencing on the date upon which any Affiliate converts all or any portion of the Notes into shares of common stock and ending at midnight on December 31, 1998, Underlying Shares may not be sold unless the closing sale price of the Company's common stock in consolidated trading on the American Stock Exchange is at least $1.00 per share for each of the twenty consecutive trading days ending not more than three days prior to giving the "Sale Notice" (as hereinafter defined) (a "1998 Trigger Event"). If a 1998 Trigger Event occurs, an Affiliate may during calendar year 1998, subject to

Rule 144 if applicable, sell up to an aggregate of 35% of the Underlying Shares held by such Affiliate (the "1998 Maximum"), from time to time in accordance with the procedures set forth in Section 2(c) of this Agreement.

          (b) Commencing on January 1, 1999, an Affiliate may from time to time during calendar year 1999, subject to Rule 144 if applicable, sell all or any portion of the Underlying Shares held by such Affiliate, provided the closing sale price of the Company's common stock in consolidated trading on the American Stock Exchange is at least $1.00 per share for each of the twenty consecutive trading days ending not more than three days prior to giving the "Sale Notice" (as hereinafter defined) (a "1999 Trigger Event") and such Affiliate has complied with the procedures set forth in Section 2(c) of this Agreement.

          (c) Provided a 1998 Trigger Event or 1999 Trigger Event has occurred, an Affiliate shall, in each instance prior to selling any Underlying Shares on the open market, give the Company written notice of an intention to sell setting forth the aggregate number of Underlying Shares intended to be sold (a "Sale Notice") and the Company shall have three business days following receipt of a Sale Notice to purchase not less than all of the Underlying Shares specified in the Sale Notice (the "Company Purchase Period") at a price equal to 90% of the closing sale price of the Company's common stock in consolidated trading on the American Stock Exchange on the date the Sale Notice is received (the "Company Purchase Price"). If the Company determines to purchase the Underlying Shares from a selling Affiliate, the Company shall, on or before the expiration of the Company Purchase Period, deliver to the selling Affiliate a check for the full amount of the Company Purchase Price against receipt of the share certificates for the Underlying Shares to be sold duly endorsed in blank for transfer with signature medallion guaranteed. If the Company does not exercise its right to purchase the Underlying Shares or fails to deliver the Company Purchase Price before the expiration of the Company Purchase Period, the Affiliate shall be free to sell the Underlying Shares on the open market; provided that any such sales shall be made within ten business days after the end of the Company Purchase Period.

     3. Any Underlying Shares remaining unsold at the close of business in December 31, 1999 may not be sold thereafter until the earlier to occur of the date upon which (i) the selling Affiliate has obtained the express prior written consent of the Company's Chairman of the Board:

(ii) the Company has completed a refinancing of its 12.875% Subordinated Debentures and its 8% Senior Notes and 8% Senior Convertible Notes; and (iii) January 2, 2001. In addition to the foregoing, if any underwriter engaged by the Company requires the Affiliates to agree to any other or further restrictions on the sale of the Underlying Shares than those set forth in this Agreement, the Affiliates shall, promptly following the request from an underwriter, enter into written agreements containing such other or further restrictions.

     4. Upon the expiration of ninety days after the date upon which an Affiliate is no longer (i) employed by the Company; or (ii) deemed to be an "affiliate" of the Company as defined in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended, the terms and conditions of this Agreement shall not apply to any such Affiliate, the Notes or the Underlying Shares.

     5. To the extent the  provisions of Section 16 of the  Securities  Exchange
Act of 1934 are applicable to an Affiliate, all such Affiliates shall be required to comply with those provisions.

     6. All of the Affiliates acknowledge that they are familiar with the Company's written policies and procedures with respect to purchases and sales of the Company's securities, all of the provisions of which are incorporated herein by reference. Each of the Affiliates agrees to be bound by and comply with the Company's policies and procedures in connection with the sale or other disposition of the Notes and Underlying Shares. Notwithstanding anything to the contrary herein, no Affiliate may sell the Notes or Underlying Shares at any time when such Affiliate has knowledge of material non-public information regarding the Company.

     7. This Agreement has been entered into in, and shall be governed by and construed in accordance with the internal laws of the State of New York.

     8. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous negotiations, commitments and understandings, whether written or oral. No waiver of or amendment to this Agreement will be effective unless it is signed by the party or parties sought to be bound thereby.


     IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed, this Agreement, as of the day and year first above written.


MOVIE STAR, INC.


By:-----------------------------                  --------------------------
     Mark M. David, Chairman                         Melvyn Knigin



--------------------------------                  --------------------------
Saul Pomerantz                                    Thomas Rende



--------------------------------                  --------------------------
Gary W. Krat                                      Joel M. Simon



--------------------------------
Jill Salberg

                                   SCHEDULE 1



                  ERIC R. SIMON
                  BETH J. SIMON
                  DAVID S. SIMON
                  BARRIE BERMAN